UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
FORM 8-K/A
(as to Item 5.02)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14169	22-3178468

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland	20850-7464

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 309-8504
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Effective May 12, 2011, the Board of Directors of Human Genome Sciences, Inc. appointed Allan Baxter, Ph.D. as a director of the Company to fill the vacancy created by the retirement of Jürgen Drews, M.D.
Dr. Baxter was not selected as a director pursuant to any arrangement or understanding with any other person. In connection with his appointment to the Board, and pursuant to the Company’s Second Amended and Restated Stock Incentive Plan, the Company granted Dr. Baxter options to purchase 25,000 shares of the Company’s common stock at a price of $27.51 per share. As a non-employee director, Dr. Baxter will receive compensation in accordance with the Company’s non-employee director compensation practices, which are summarized in the Company’s Definitive Proxy Statement on Schedule 14A under the heading “Director Compensation,” filed with the Securities and Exchange Commission on March 30, 2011. Dr. Baxter also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on July 22, 2010.
Effective May 12, 2011, the Board of Directors made the following Board committee appointments:
Audit Committee
Tuan Ha-Ngoc (chair)
Richard J. Danzig
Gregory Norden
Compensation Committee
Augustine Lawlor (chair)
Colin Goddard, Ph.D.
Argeris Karabelas, Ph.D.
John L. LaMattina, Ph.D.
Finance Committee
Argeris Karabelas, Ph.D. (chair)
Richard J. Danzig
Augustine Lawlor
John L. LaMattina, Ph.D.
Nominating and Governance Committee
Robert C. Young, M.D. (chair)
Allan Baxter, Ph.D.
Maxine Gowen, Ph.D.
George J. Morrow
(e) On May 11, 2011, at the annual meeting of stockholders, stockholders of the Company approved the Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan (the “Plan”). All employees, officers and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the Plan. Under the Plan, the Compensation Committee may grant stock options, stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards and cash incentive awards. This description of the Plan is qualified in its entirety by reference to the actual Plan, which was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 30, 2011, and is hereby incorporated by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 11, 2011, the Company held its annual meeting of stockholders. At this meeting, stockholders were requested to: (1) elect eleven directors; (2) ratify the appointment of the independent registered public accounting firm for fiscal year 2011; (3) approve the amendment of the Company’s stock incentive plan; (4) vote, on an advisory basis, on executive compensation; and (5) vote, on an advisory basis, on the frequency of future advisory votes on executive compensation. The proposals are described in detail in the Company’s proxy statement. The following actions were taken by the Company’s stockholders with respect to each of the foregoing proposals:
1. The election of eleven directors. All of the nominees for director were elected. The table below sets forth the voting results for each director:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Richard J. Danzig	142,643,999	2,128,904	26,288,523
Colin Goddard, Ph.D.	144,467,021	305,882	26,288,523
Maxine Gowen, Ph.D.	144,433,314	339,589	26,288,523
Tuan Ha-Ngoc	139,447,661	5,325,242	26,288,523
A. N. “Jerry” Karabelas, Ph.D.	141,194,134	3,578,769	26,288,523
John L. LaMattina, Ph.D.	141,227,563	3,545,340	26,288,523
Augustine Lawlor	139,498,968	5,273,935	26,288,523
George J. Morrow	144,418,464	354,439	26,288,523
Gregory Norden	144,475,343	297,560	26,288,523
H. Thomas Watkins	144,436,076	336,827	26,288,523
Robert C. Young, M.D.	138,568,183	6,204,720	26,288,523
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011. The voting results were as follows. There were no broker non-votes.

For	Against	Abstain
167,175,625	3,739,171	146,630
3. Approval of amendment of the Company’s stock incentive plan. The voting results were as follows.

For	Against	Abstain	Broker Non-Votes
88,905,554	55,609,241	258,108	26,288,523
4. Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
139,694,687	4,809,060	269,156	26,288,523

5. Advisory vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
100,327,182	649,121	43,586,519	210,081	26,288,523

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
10	Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 30, 2011).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
By:	/s/ James H. Davis, Ph.D.
	Name:	James H. Davis, Ph.D.
	Title:	Executive Vice President, General Counsel and Secretary

Date: May 12, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
10	Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 30, 2011).